Exhibit 99.1

Contacts:

Brian F. Grimes, President and CEO

bgrimes@coastfl.com

877-COASTFL

COAST FINANCIAL HOLDINGS, INC. PROVIDES CLARIFICATION REGARDING CONSTRUCTION-TO-PERMANENT RESIDENTIAL LOAN PROGRAM

Bradenton, Florida – January 22, 2007 – Coast Financial Holdings, Inc. (Nasdaq: CFHI), parent company of Coast Bank of Florida, today clarified comments stemming from the Form 8-K filed with the Securities and Exchange Commission on January 19, 2007, which stated that that it has been advised of circumstances that are reasonably likely to have a material adverse impact on the Bank's construction-to-permanent residential loan program.

•	As previously stated in the Form 8-K, only one builder has notified the Bank that it is experiencing financial difficulty.

•	The affected construction-to-permanent residential loans of the Bank are with individual owners of properties who have separately contracted with the builder to construct single-family dwellings thereon. The Bank has signed loan agreements with the owners and has collateral securing each of these loans. Under the loan agreements, the owners are responsible for repaying the loans. Although the Bank may seek to enforce payment on the loans in the event of default, the Bank is also willing to work with each owner on a case-by-case basis to help complete construction and repay the debt.

•	The Bank is currently reviewing all of the current construction sites, and has deemed this a high priority.

•	Coast Financial Holdings, Inc. had total capital to risk-weighted assets of 15.91% as of September 30, 2006, which was in excess of the regulatory minimum benchmark of 10.00% for a well-capitalized institution.

•	The Bank does not believe that the amount disbursed on the loans, nor the amount committed on the loans is indicative of potential losses, if any, that should occur. The undisbursed $44 million of the $110 million loan commitments will be disbursed as construction progresses in accordance with the loan agreements.

“After receiving some inquiries, we felt it was important to provide this additional information to our shareholders and customers,” said Brian Grimes, President and CEO. “We are currently reviewing all of the borrowers’ construction sites and have implemented additional review and approval procedures of any residential construction loans for the time being while we conduct a review of the situation.”

“We would like our shareholders to know that we are troubled by the situation but are working diligently with the principals involved to get this situation resolved as soon as possible,” added James Toomey, Chairman of the Board. “We plan to update shareholders regularly as the situation develops.”

About the Company

Coast Financial Holdings, Inc. through its banking subsidiary, Coast Bank of Florida (www.coastfl.com), operates 20 full-service banking locations in Manatee, Pinellas, Hillsborough and Pasco counties, Florida. Coast Bank of Florida is a commercial bank that provides full-service banking operations to its customers from its headquarters location and from branch offices in Bradenton, Palmetto, Longboat Key, Seminole, Dunedin, Clearwater, Kenneth City, Brandon, St. Petersburg, Lutz, Largo and Pinellas Park.

This press release and other statements to be made by the Company contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies, and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and conditional verbs such as “may,” “could,” and “would,” and other similar expressions or verbs. Such forward-looking statements reflect management’s current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ materially from those anticipated. These risks, uncertainties, and other factors include, among others: changes in general economic or business conditions, either nationally or in the State of Florida, changes in the interest rate environment, the Company’s ability to successfully open and operate new branches and collect on delinquent loans, changes in the regulatory environment, and other risks described in the Company’s Form 10-K for the fiscal year ended December 31, 2005, the Company’s Form 10-Q for the quarter ended September 30, 2006, and as described from time to time by the Company in other reports filed by it with the Securities and Exchange Commission. Any forward-looking statement speaks only to the date on which the statement is made, and the Company disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. If the Company does update any forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

Note: Transmitted on PR Newswire on January 22, 2007, at 10:42 p.m. EST.